Plantronics, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2013

1.	Overview

This Conflict Minerals Report for the year ended December 31, 2013 is presented by Plantronics, Inc. ("we" or the "Company") to comply with Rule 13p-1 (the "Rule") under the Securities Exchange Act of 1934 (the "Exchange Act").

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"). Section 1502 of the Dodd Frank Act specifically relates to "conflict minerals", and adds Rule 13p-1 to the Exchange Act. Rule 13p-1 and the related rules adopted by the Securities and Exchange Commission ("SEC") require companies subject to Rule 13p-1 to perform certain procedures and to disclose information about the use of "conflict minerals" which include coltan, cassiterite, gold, wolframite, or their derivatives, which are limited to tungsten, tantalum, tin, and gold ("3TG") that are deemed to be necessary to the functionality of the products such companies manufacture or contract to manufacture. Specifically, companies are required to disclose whether the conflict minerals used in their products originated in the Democratic Republic of the Congo ("DRC") or an adjoining country (collectively, the "covered countries"), and whether armed groups directly or indirectly benefit as a result, as well as information about the due diligence procedures the Company performed to reach the applicable conclusions.

Plantronics manufactures products as described in its annual report filed on Form 10-K with the SEC on May 16, 2014. These products include, among others:

A.Office and Contact Center: communications headsets, audio processors, and telephone systems
B.Mobile: mono and stereo Bluetooth mobile headsets
C.Gaming and Computer Audio: gaming and computer audio headsets
D.Specialty Products: sold under the Clarity brand consist of various types of telephones designed to address the needs of people suffering from hearing loss
E.Other: Air Traffic Control ("ATC"): Plantronics produces more than 100 different variants for use in ATC facilities around the globe

All Plantronics products contain components considered likely to contain 3TG necessary for the functionality of those products and are therefore within the scope of Rule 13p-1 and the related rules and regulations.

Plantronics performed an initial survey of major suppliers in June 2011 using the Electronic Industry Citizenship Coalition ("EICC") Global eSustainability Initiative ("GeSI") pilot Conflict Minerals Due Diligence Tool. The purpose was to familiarize our supply chain with the conflict minerals issue and to perform a preliminary assessment of the tasks involved. From the returned surveys, as well as other publicly available information concerning some of our suppliers, for example those participating in Solutions for Hope, we were aware that Plantronics' supply chain provided components containing conflict minerals that we knew, or had reason to believe, originated in the DRC or adjoining countries. Based on this knowledge, Plantronics began a supplier survey process that encompassed both Reasonable Country of Origin Inquiry ("RCOI") and due diligence through the use of the EICC-GeSI Conflict Minerals Reporting Template ("CMRT") in November 2012.

2.	Due Diligence

Design of Due Diligence

Our due diligence measures are designed to conform, in all material respects, with the framework in the Organization for Economic Co-operation and Development ("OECD") due diligence guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2012). In accordance with the five step OECD guidance, our measures are designed to determine, to the best of our ability, the source and chain of custody of the 3TG materials necessary for the functionality and/or production of our products, to ascertain if the materials originated in the DRC or an adjoining country, and if so, whether armed groups directly or indirectly benefited as a result.

3.	Due Diligence Performed

1.	Established Strong Company Management Systems

•	We formed a Conflict Minerals team consisting of representatives from the Compliance, Legal, Operations/Materials, Quality, and Supplier Quality Engineering departments.

•	We adopted and posted a company conflict minerals policy statement publicly available at http://www.plantronics.com/us/company/corporate-governance/conflict-minerals.jsp.

•	We maintain a grievance reporting system open to both employees and suppliers.

•
Since our supply chain is complex, with multiple tiers between us and the facilities processing the minerals, we developed data gathering and assessment procedures for all approved manufacturers of purchased components, and we rely on our suppliers to identify those facilities in our supply chain. Since we do not have direct relationships with those facilities, we are an active participant in the Conflict Free Sourcing Initiative ("CFSI") to aid in the development of conflict free supply chains upstream of the smelter or refiner level.

•	We added relevant conflict minerals materials to our record retention policy.

2.	Identified and Assessed Risk in the Supply Chain

•
We did a material content assessment of our first tier suppliers (i.e., direct suppliers) and engaged those whose products we believed may contain conflict minerals. We conducted a first round of data collection in the fourth quarter of 2012 using the EICC-GeSI CMRT. We received responses from 153 of 155 suppliers in scope. The responses confirmed that some of the minerals were sourced from within the DRC, adjoining countries, and countries outside the area, or were recycled and scrap.

•
We then ranked suppliers by annual spend, number of components supplied, and geographic location to prioritize higher risk. We identified 34 suppliers who accounted for in excess of 95% of our costs for parts and components containing 3TG during 2013. We continued to work with those suppliers to improve the quality of their responses to determine whether the conflict minerals in components contained in our products were or were not DRC Conflict Free (as defined in Section 1, Item 1.01(d)(4) of Form SD). We used the CMRT to obtain information concerning the facilities (smelter or refiner) used to process their conflict minerals from all of the targeted suppliers. We used the responses from the suppliers and a data mining service to provide conflict minerals information. We also used the CMRT from 20 off-the-shelf component manufacturers, accounting for 80% of greater than 15,000 component part numbers on our Approved Parts List.

•
By the end of calendar year 2013, the results of the survey still showed a disparity in the levels of due diligence within our supply chain. However, the quality of the smelter lists improved markedly by the end of the reporting period. Our supply chain reported a total of 177 recognized facilities providing 3TG materials. Sixty-seven of these facilities have been validated by the Conflict Free Smelter Program ("CFSP") as DRC Conflict Free as of May 5th, 2014. These 67 facilities were found to source materials from within the DRC, within the adjoining countries, outside the covered countries, from recycled or scrap materials, or the source was not disclosed. In addition there were a number of entities that could not be confirmed as true smelters or refiners, as well as some entities that were confirmed as not true smelters or refiners. We have not been able to verify that materials from all of these processing facilities are actually in our products, since most of the CMRTs received were at the company, not the product, level.

The following table shows the number of reported facilities sourcing from different areas and the number of each validated to date by the CFSP. The list of facilities is at the end of this report.

Source of minerals being processed	Total	# CFSP Validated
Sourcing outside covered countries	25	25
Processing exclusively recycled or scrap materials	6	5
Sourcing from covered countries	12	12
Country of origin of materials not disclosed	134	25
Totals	177	67

The supply chain information we collected included smelters and alleged smelters for whom the source of the minerals could not be determined, as well as a number that have not as yet been audited and validated as DRC Conflict Free by the CFSP or another recognized organization. In addition, there were some suppliers whose supply chain information has not yet been traced back to the true facility processing the minerals. For this reason, we cannot claim any products or product categories to be DRC Conflict Free. We did not find any information that would give us reason to believe that any of the 3TG in our products was sourced in a manner that would finance conflict in the DRC. We therefore conclude that for calendar year 2013, we cannot make a definitive determination of the status of all Plantronics products. Therefore, all Plantronics products are classified as DRC Conflict Undeterminable (as defined in Section 1, Item 1.01(d)(5) of Form SD).

3.	Designed and Implemented a Strategy to Respond to Identified Risks

•	The Conflict Minerals team reported progress and findings to upper management on a quarterly basis.

•
We developed and documented a process of escalation steps to manage suppliers that did not respond or provide required information about the source of conflict minerals or progress implementing their due diligence processes. We did not find it necessary to restrict business or disengage from any supplier.

•	We added conflict free mineral sourcing requirements to new and renewed purchase order ("PO") agreements and contracts.

•	We added conflict minerals requirements to new supplier assessment and existing supplier audit procedures.

•	We added conflict minerals requirements to our Supplier Code of Conduct.

•	To better communicate the issues and requirements, we conducted in person training with twenty-eight Asian suppliers in Shenzhen, China, following the CFSI workshop in Hong Kong.

•
We continued to work within CFSI teams to encourage more smelters to participate in CFSP, particularly those we had reason to believe may source minerals from within the covered countries, but were not yet validated as Conflict Free.

4.	Carry out independent 3rd Party Audit of Smelters’/Refiners’ Due Diligence Practices

•
We worked within industry initiatives to implement certification of DRC Conflict Free smelters, and relied on the results of audits conducted by the CFSP to determine smelters’ due diligence practices. We actively participated in outreach to validated smelters to encourage participation in the CFSP as an active contributing member of the CFSI.

5.	Report Annually on Supply Chain Due Diligence

•
Our Form SD Specialized Disclosure and this Conflict Minerals Report constitutes our annual report on our Conflict Minerals due diligence. These have been filed with the SEC and are available on our website at www.plantronics.com/conflictminerals.

4.	Steps to be taken to further mitigate risk

We have been, and intend to continue, taking the following steps in the future to build on momentum established in the past year and improve the due diligence conducted, and to further mitigate the risk that the necessary conflict minerals in our products benefit armed groups in the covered countries:

•	Improve the content of suppliers’ responses through continued training and education

•	Expand the amount of off-the-shelf part manufacturer conflict minerals data

•	Continue to validate supplier responses using on-site visits, process audits, and document examination

•	Continue to utilize information provided via independent conflict free smelter validation programs such as the CFSP

•	Encourage our supply chain to use validated conflict free smelters, in particular those sourcing responsibly within the DRC and adjoining countries, to the greatest extent possible

•
Continue to participate in CFSI efforts to determine status of entities alleged to be smelters within the supply chain that could not be validated as true smelters or refiners before calendar year 2013 filing

•	Continue to participate in CFSI smelter outreach efforts to increase the number of CFSP validated Conflict Free Smelters

The following table summarizes the mineral processing facilities reported by supply chain in calendar year 2013:

CFSP validated as DRC Conflict Free as of May 5, 2014
METAL	SMELTER OR REFINER NAME	COUNTRY
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte Ltd	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	PAMP SA	SWITZERLAND
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

CFSP validated as DRC Conflict Free as of May 5, 2014 (CONTINUED)
METAL	SMELTER OR REFINER NAME	COUNTRY
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BLEGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals	USE
Tantalum	H.C. Starck Group	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	OMSA	BOLIVIA
Tin	PT Bukit Timah	INDONESIA
Tin	Thaisarco	THAILAND
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

Not CFSP validated as DRC Conflict Free as of May 5, 2014
METAL	SMELTER OR REFINER NAME	COUNTRY
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF

Not CFSP validated as DRC Conflict Free as of May 5, 2014 (CONTINUED)
METAL	SMELTER OR REFINER NAME	COUNTRY
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA

Not CFSP validated as DRC Conflict Free as of May 5, 2014 (CONTINUED)
METAL	SMELTER OR REFINER NAME	COUNTRY
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Metallo Chimique	BELGIUM
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	H.C. Starck Group	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA